Public Service Enterprise Group Financial Results Presentation February 21, 2023 1st QUARTER 2022 NYSE: PEG 4th QUARTER & FY 2022 NYSE: PEG EXHIBIT 99.1

Certain of the matters discussed in this presentation about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to: any inability to successfully develop, obtain regulatory approval for, or construct transmission and distribution, and other generation projects; the physical, financial and transition risks related to climate change, including risks relating to potentially increased legislative and regulatory burdens, changing customer preferences and lawsuits; any equipment failures, accidents, critical operating technology or business system failures, severe weather events, acts of war, terrorism or other acts of violence, sabotage, physical attacks or security breaches, cyberattacks or other incidents that may impact our ability to provide safe and reliable service to our customers; any inability to recover the carrying amount of our long-lived assets; disruptions or cost increases in our supply chain, including labor shortages; any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms; the impact of cybersecurity attacks or intrusions or other disruptions to our information technology, operational or other systems; a material shift away from natural gas toward increased electrification and a reduction in the use of natural gas; the impact of the coronavirus pandemic; failure to attract and retain a qualified workforce; inflation, including increases in the costs of equipment, materials, fuel and labor; the impact of our covenants in our debt instruments and credit agreements on our business; adverse performance of our defined benefit plan trust funds and Nuclear Decommissioning Trust Fund and increases in funding requirements and pension costs; fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units; our ability to obtain adequate nuclear fuel supply; changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns; third-party credit risk relating to and purchase of nuclear fuel; any inability to meet our commitments under forward sale obligations and Regional Transmission Organization rules; reliance on transmission facilities to maintain adequate transmission capacity for our nuclear generation fleet; the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments; PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned; our ability to advocate for and our receipt of appropriate regulatory guidance to ensure long-term support for our nuclear fleet; adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns; risks associated with our ownership and operation of nuclear facilities, including increased nuclear fuel storage costs, regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks; changes in federal and state environmental laws and regulations and enforcement; delays in receipt of, or an inability to receive, necessary licenses and permits and siting approvals; and changes in tax laws and regulations. All of the forward-looking statements made in this presentation are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this presentation apply only as of the date of this presentation. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws. The forward-looking statements contained in this presentation are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-Looking Statements

PSEG presents Operating Earnings in addition to its Net Income/(Loss) reported in accordance with accounting principles generally accepted in the United States (GAAP). Operating Earnings is a non-GAAP financial measure that differs from Net Income/(Loss). Non-GAAP Operating Earnings exclude the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items. The last two slides in this presentation (Slides A and B) include a list of items excluded from Net Income/(Loss) to reconcile to non-GAAP Operating Earnings with a reference to those slides included on each of the slides where the non-GAAP information appears. Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. The presentation of non-GAAP Operating Earnings is intended to complement, and should not be considered an alternative to, the presentation of Net Income/(Loss), which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings as presented in this release may not be comparable to similarly titled measures used by other companies. Due to the forward-looking nature of non-GAAP Operating Earnings, PSEG is unable to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure because comparable GAAP measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be required for such reconciliation. Namely, we are not able to reliably project without unreasonable effort MTM and NDT gains (losses), for future periods due to market volatility. These items are uncertain, depend on various factors, and may have a material impact on our future GAAP results. GAAP Disclaimer From time to time, PSEG and PSE&G release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com or by navigating to the Email Alerts webpage here.

PSEG 2022 Highlights Fourth Quarter and Full Year Results Net Income of $1.58 per share in Q4; Net Income of $2.06 per share in FY 2022 Non-GAAP Operating Earnings* of $0.64 per share in Q4; non-GAAP Operating Earnings* of $3.47 per share in FY 2022 PSE&G full year Net Income results up 8.2% driven by rate base growth CFIO full year non-GAAP Operating Earnings* reflect impact of Fossil sale and continued cost control Operational Excellence PSE&G ranked first in customer satisfaction in the East among large utilities for both Electric and Gas Utility Residential Customer Satisfaction Studies according to the J.D. Power 2022 Studies Nuclear capacity factor improved to 92.2% for full year 2022 Disciplined Investment PSE&G invested over $3 billion in T&D infrastructure aligned with New Jersey’s clean energy goals PSE&G planned capital spending for 2023 of over $3.4 billion, the highest in the company’s history CFIO - includes the remaining business activities of our nuclear generating fleet, investments in regional offshore wind, gas operations, PSEG Long Island operating contracts and other investments including Kalaeloa, as well as parent financing costs. * See Slides A and B for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP).

PSEG 2022 Year in Review Operational Excellence PSE&G awarded EEI’s 2022 Edison Award PA Consulting named PSE&G the most reliable electric utility in the Mid-Atlantic Metropolitan Service Area for the 21st year in a row PSE&G achieved top quartile results for overall customer satisfaction in the J.D. Power 2022 Residential Electric and Gas (ranked #1 in the East among large utilities for both) and Business Electric and Gas customer satisfaction studies Financial Strength Conservation Incentive Program minimizes variations on electric and gas revenues, supporting the rollout of our award winning energy efficiency programs The Inflation Reduction Act of 2022 establishes a decade-long commitment to the preservation of existing nuclear generation through the creation of a production tax credit BPU approved pension accounting settlement that helps reduce volatility in PSE&G’s earnings and customer rates Disciplined Investment Increased shareholder dividend $0.12 per share Completed $500M share repurchase $511 million Infrastructure Advancement Program approved by the BPU targets improving reliability of the “last mile” of our electric distribution system Environmental, Social and Governance MSCI raised PSEG’s corporate ESG rating to AAA PSEG named to Dow Jones Sustainability North America Index for 15th year in a row

Non-GAAP Operating Earnings Guidance PSEG – Narrowing Full-Year 2023 Guidance by $0.10 2023 Earnings Drivers vs. 2022 include: Continued growth from T&D investment programs, partially offset by regulatory lag Cost control initiatives pursued across PSEG Increase in average hedge price Higher interest rates on maturing and incremental debt to fund growth and continue to fund collateral needs Impact of 2022 Pension/OPEB asset returns and conclusion of OPEB amortization benefit, partially offset by BPU accounting order As a result of a more predictable business mix, the 2023 non-GAAP Operating Earnings Guidance Range has been narrowed to $0.10 from the $0.20 guidance range provided in prior years PSEG has met or exceeded its non-GAAP Operating Earnings guidance 18 years in a row

2023 annual dividend increased $0.12 per share, building on a 116-year history of returning cash to our shareholders



PSEG Dividend per Share
Annual Increase 4¢
Annual Increase 8¢
Annual Increase 12¢
$1.44
$1.48
$1.56
$1.64
$1.72
$1.80
$1.88
$1.96
$2.04
$2.16
$2.28*
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023E

2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023E	
56%	54%	54%	57%	59%	58%	57%	57%	56%	62%	66%**	**Payout Ratio**

Opportunity for consistent and sustainable dividend growth

* Indicative annual 2023 PSEG common dividend per share.
** 2023E Payout Ratio reflects the indicative annual dividend divided by the mid-point of non-GAAP Operating Earnings guidance of $3.40-$3.50 per share.
Note: All future decisions and declarations regarding dividends on the common stock are subject to approval by the Board of Directors.

PSEG

7

PSEG Q4 & Full Year 2022 Review

PSEG – Q4 Results Net Income 2022 2021 Change PSE&G $ 0.70 $ 0.53 $ 0.17 CFIO $ 0.88 $ 0.35 $ 0.53 Total PSEG $ 1.58 $ 0.88 $ 0.70 Non-GAAP Operating Earnings* 2022 2021 Change PSE&G $ 0.70 $ 0.53 $ 0.17 CFIO $ (0.06) $ 0.16 $ (0.22) Total PSEG $ 0.64 $ 0.69 $ (0.05) * See Slides A and B for Items excluded from Net Income to reconcile to Operating Earnings (non-GAAP) for PSEG and CFIO. PSEG EPS Summary – Three Months ended December 31

$ / share PSEG EPS Reconciliation – Q4 2022 versus Q4 2021 Electric Gross Margin (0.34) Capacity (0.13) Generation (0.11) Re-contracting & Market (0.09) ZECs (0.01) Gas Operations 0.04 PSEG Power Costs 0.06 O&M 0.07 Depreciation & Interest (0.01) Parent Activity 0.01 Taxes & Other 0.01 Transmission 0.01 Electric Margin 0.01 Gas Margin 0.04 Other Margin 0.02 Distribution Depreciation & Interest (0.02) Distribution Non-Operating Pension/OPEB 0.01 Distribution Taxes & Other 0.09 Lower Share Count 0.01 Q4 2021 Net Income Q4 2021 Operating Earnings (non-GAAP)* Q4 2022 Net Income Q4 2022 Operating Earnings (non-GAAP)* PSE&G CFIO * See Slides A and B for Items excluded from Net Income to reconcile to Operating Earnings (non-GAAP) for PSEG and CFIO. $1.50 $1.60 ~ ~

PSEG – Full Year Results Net Income/(Loss) 2022 2021* Change PSE&G $ 3.12 $ 2.87 $ 0.25 CFIO $ (1.06) $ (4.16) $ 3.10 Total PSEG $ 2.06 $ (1.29) $ 3.35 Non-GAAP Operating Earnings** 2022 2021* Change PSE&G $ 3.12 $ 2.85 $ 0.27 CFIO $ 0.35 $ 0.80 $ (0.45) Total PSEG $ 3.47 $ 3.65 $ (0.18) * Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the year ended December 31, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. ** See Slides A and B for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP) for PSEG and CFIO. PSEG EPS Summary – Twelve Months ended December 31

$ / share PSEG EPS Reconciliation – Full Year 2022 versus Full Year 2021 Transmission (0.02) Renewables & Energy Efficiency 0.01 Gas Margin 0.15 Electric Margin 0.07 Other Margin 0.05 Distribution O&M (0.07) Distribution Depreciation & Interest (0.05) Distribution Non-Operating Pension/OPEB 0.03 Distribution Taxes & Other 0.06 Lower Share Count 0.04 Full Year 2021 Net Loss* Full Year 2021 Operating Earnings (non-GAAP)*,** Full Year 2022 Net Income Full Year 2022 Operating Earnings (non-GAAP)** PSE&G CFIO * Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the year ended December 31, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. ** See Slides A and B for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP) for PSEG and CFIO. Note: Quarterly results may not add due to rounding. ($1.50) ~ ~ ($1.00) Electric Gross Margin (1.15) Capacity (0.54) Generation (0.38) Sale of Solar Source (0.04) Re-contracting & Market (0.19) Gas Operations 0.08 PSEG Power Costs 0.58 O&M 0.34 Depreciation & Interest 0.24 Parent Activity (0.01) Taxes & Other 0.05

PSE&G – Q4 Highlights Operations Top decile performance in OSHA Recordable Incidence Rate and electric reliability (SAIDI, SAIFI & CAIDI) Open year-end gas leaks have been reduced by 57% since 2017 The number of Residential Electric and Gas customers, the driver of margin growth under the CIP, each grew by ~1% Weather-normalized Electric sales increased by ~2% for the year; Residential sales were flat, while C&I sales increased by ~3% Weather-normalized Gas sales were flat for the year; Residential sales decreased by ~1%, while C&I sales increased by ~2% CIP minimizes margin volatility due to variations in sales, regardless of the sales driver (weather, energy efficiency, net-metered solar, economy) Regulatory and Market Environment PSE&G reduced the gas commodity charge to $0.50 per therm which will result in a bill reduction of ~11.5% per month for a typical residential gas customer effective February 1, 2023 The BPU BGS auction result will increase the typical residential electric customer monthly bill by an average of 3.3% on June 1, 2023 FERC annual transmission formula rate filing will result in an increase in revenue of $69 million effective January 1, 2023 The BPU approved an order authorizing PSE&G to modify its method for pension accounting for calendar year 2023 and beyond $320 million CEF-EE extension filing pending at BPU Distribution Base Rate Case to be filed by year-end 2023 Financial Invested $0.9 billion in Q4 including the continued execution of GSMP II, ES II, CEF investments, and the IAP focused on the “Last Mile” YE 2022 rate base of $26.4 billion, a 7.7% increase over YE 2021 2023 Net Income guidance narrowed to $1,500 million - $1,525 million from $1,490 million - $1,540 million

PSEG is advancing a predictable growth platform PSEG has met or exceeded its non-GAAP Operating Earnings guidance for 18 years in a row Narrowing 2023 non-GAAP Operating Earnings guidance by $0.10 to $3.40 - $3.50 per share (from $3.35 - $3.55 per share) PSE&G expected to contribute ~90% of consolidated 2023 non-GAAP Operating Earnings Long-term EPS growth rate of 5% - 7% from midpoint of 2023 non-GAAP Operating Earnings guidance to 2027 PSE&G Capital Spending of $15.5 billion to $18 billion from 2023 – 2027 drives 6% – 7.5% Rate Base CAGR No new equity needed through 2027 to execute capital spending program PSEG 2023 indicative annual common dividend increased by $0.12 to $2.28* per share PSE&G bills remain lowest among regional peers for residential gas; below the regional peer average for residential electric PSEG has decided to exit OSW generation with its decision to sell its 25% equity interest in Ocean Wind 1; evaluating options for potential sale of its 50% interest in Garden State Offshore Energy acreage * All future decisions and declarations regarding dividends on the common stock are subject to approval by the Board of Directors.

APPENDIX

PSEG – Full Year-2023 Guidance $ millions (except EPS) Original 2023E Guidance Narrowed 2023E Guidance PSE&G (Net Income) $1,490 - $1,540 $1,500 - $1,525 CFIO $185 - $235 $200 - $225 PSEG Operating Earnings (non-GAAP) $1,675 - $1,775 $1,700 - $1,750 PSEG Operating EPS (non-GAAP) $3.35 - $3.55 $3.40 - $3.50 Non-GAAP Operating Earnings Guidance

PSE&G’s residential customer bills compare favorably Regional gas bills lowest among peers; Regional electric bills lower than average Based upon a calculation of monthly bills for an electric customer using 500 kilowatt-hours using rates as of June 15, 2022 and a gas customer using 100 therms using rates as of February 1, 2023. Rates sourced from public company documents. Monthly Gas Bills Monthly Electric Bills PSE&G Peer NJ Utilities Peer Regional Utilities outside of NJ Average = $103 Average = $181

2023 Pension Update PSEG ($ Millions) 2022 2021 Discount Rate 5.20% 2.94% Expected Rate of Return on Plan Assets (EROA) 7.2% 7.7% Fair Value of Plan Assets at Beginning of Year $6,906 $6,368 Actual Return on Plan Assets ($1,606) $886 Fair Value of Plan Assets at Year-End $4,911 $6,906 Benefit Obligation at Year-End $5,628 $7,240 Funded Status at Year-End 87% 95% Net Actuarial Loss at Year-End $2,151 $1,643 As of 12/31/2022, PSEG’s Funded Status was ~87%; No cash contributions are anticipated in the near-term The BPU has approved an order authorizing PSE&G to modify its method for pension accounting for ratemaking purposes, which will mitigate variability in the calculation of PSE&G’s pension expense for calendar year 2023 and beyond

PSEG maintains a solid financial position

PSEG

PSEG Senior Unsecured Credit Ratings

Moody's = Baa2 / Outlook = Stable   S&P = BBB / Outlook = Stable

PSEG 364-Day Term Loan Outstanding [1,2]	$2.00B
PSEG Long-term Debt Outstanding	$4.12B
PSEG Consolidated Debt to Capitalization	60%

PSEG Power Issuer Credit Ratings

Moody's = Baa2 / Outlook = Stable   S&P = BBB / Outlook = Stable

PSEG Power Long-term Debt Outstanding [2]	$1.25B

PSEG Liquidity and Net Cash Collateral Postings

- PSEG had approximately $3.7B of available liquidity plus cash and short-term investments of $0.5B (inclusive of $0.2B at PSE&G)
- PSEG Power had net cash collateral postings of $1.5B at year-end 2022 (net cash collateral postings were ~$700M at 2/17/2023) primarily related to out-of-the-money hedge positions resulting from higher energy prices

Public Service Electric & Gas

PSE&G Senior Secured Credit Ratings

Moody's = A1 / Outlook = Stable   S&P = A / Outlook = Stable

PSE&G Long-term Debt Outstanding	$12.70B

PSEG Long-Term Debt Maturity Profile through 2027



As of December 31, 2022
Principal Maturing ($ Millions)
2,500
2,000
1,500
1,000
500
0
2023
2024
2025
2026
2027
PSE&G
PSEG Power
PSEG

Financing Activity Subsequent to Year-End 2022

Redemption: PSEG 364-Day Term Loan due April 2023	$0.75B

(1) 364-Day term loan is included in Short-Term Debt as Commercial Paper & Loans. As of 12/31/2022, 364-Day Term Loans include $1.5B maturing April 2023 and $0.5B maturing May 2023. Subsequent to year-end 2022, there was a partial redemption of $0.75B of the term loan due April 2023.
(2) PSEG 364-Day Term Loans and PSEG Power Long-Term Debt are at a variable rate. During September and October 2022, PSEG entered into floating-to-fixed interest rate swaps totaling $1,050M in order to reduce the volatility in interest expense for a portion of our variable-rate debt at PSEG and PSEG Power.
Note: Unless otherwise noted, balances are as of December 31, 2022. Total Long-Term Debt Outstanding amounts may not add to PSEG Consolidated Total Long-Term Debt Outstanding due to rounding. Amounts on slide are rounded up to one decimal place.

PSEG 19

PSEG Liquidity as of December 31, 2022 Company Facility Expiration Date Total Facility Usage Available Liquidity ($ millions) PSE&G Revolving Credit Facility March 2027 $1,000 $18 $982 PSEG Money Pool PSEG/PSEG Power Revolving Credit Facility (PSEG) March 2027 $1,500 $202 $1,298 Revolving Credit Facility (PSEG Power) March 2027 1,250 63 1,187 Letter of Credit Facility (PSEG Power) April 2024 100 32 68 Letter of Credit Facility (PSEG Power) September 2024 200 120 80 Letter of Credit Facility (PSEG Power) April 2025 100 26 74 $3,150 $443 $2,707 Total Facilities $4,150 $461 $3,689 PSEG Money Pool Cash and Short-term Investments $245 PSE&G Cash and Short-term Investments $220 Total Liquidity Available $4,154 Total Money Pool Liquidity Available $2,952 (A,B) (A) Master Facility of $2.75B with a PSEG sublimit of $1.5B and PSEG Power sublimit of $1.25B, which can be adjusted subject to terms within the credit agreement. The PSEG sublimit includes a sustainability linked pricing based mechanism with potential increases or decreases, which are not expected to be material, depending on performance relative to targeted methane emission reductions.

Q4 & Full Year 2022 Generation Measures & Hedge Update

Nuclear Generation Measures	Three Months ended December 31		Twelve Months ended December 31	
	2021	2022	2021	2022
Capacity Factor	88.5%	85.8%	91.9%	92.2%
Fuel Cost ($ millions)	$45	$42	$188	$183
Generation (GWh)	7,562	7,338	31,158	31,265
Fuel Cost ($/MWh)	$5.95	$5.72	$6.03	$5.85

2021 Nuclear Refueling Completed:	Spring – HC	Fall – S2, PB3
2022 Nuclear Refueling Completed:	Spring – S1	Fall – HC, PB2
2023 Nuclear Refueling Schedule:	Spring – S2	Fall – S1, PB3

Carbon-Free Contracted Energy Sales*	2023E	2024E
Fuel	Nuclear	Nuclear
Volume TWh	30 – 32	30 - 32
% Hedged	95-100%	55-60%
Price $/MWh	$31	$32

* Numbers reflect management's view of hedge percentages and prices as of December 31, 2022. Prices for 2023 reflect revenues of full requirement load deals based on contract price including renewable energy credits and ancillary, but excluding capacity and transmission components. Price for 2024 reflect energy revenues only. Hedge includes positions with MTM accounting treatment and options.

Other Financial Considerations

- The winter storm in late December 2022 is not expected to have a material impact on financial results

Delivery Year	PSEG's Average Prices ($/MW-Day)	PSEG's Cleared Capacity (MW)
2021/2022	$142	3,700
2022/2023	$97	3,300
2023/2024	$49	3,700

- New Jersey **Zero Emissions Certificates** ~$200 million/year through May 2025
- Q4 2022 **Generation Gross Margin** $22.03/MWh, Full Year 2022 **Generation Gross Margin** $26.47/MWh

PSEG

Note: Generation indicates period net generation; Delivery Year runs from June 1 to May 31 of the next calendar year; Average Prices and Cleared Capacity reflect base and incremental auctions.

21

Named to 2023 JUST 100 list of America’s Most JUST Companies by JUST Capital MSCI raised PSEG’s corporate ESG rating to its highest rating of AAA PSE&G was recognized with the 2022 PA Consulting ReliabilityOne® Award for Outstanding Reliability Performance in the Mid-Atlantic Metropolitan Service Area for the 21st consecutive year PSE&G won the 2022 EEI Edison Award, the electric utility industry's highest honor Named to the Dow Jones Sustainability North America Index for 15 years in a row Policies & Goals PSEG Leadership PSEG Sustainability and ESG Summary PSEG is a vocal advocate for an economy-wide price on carbon and preservation of our existing carbon-free nuclear generating fleet Committed to rigorous oversight of political contributions and transparency in disclosure Diversity, Equity & Inclusion Commitment Human Rights Policy LGBTQ+ Inclusion Pledge PSEG’s long-term ESG goals and business strategy are aligned with many of the U.N.’s SDGs as indicated by the colored boxes below *These reports and disclosures shall not be deemed incorporated into or part of these slides. Note: Scope 1 are direct emissions from power generation, vehicle fleets and methane, SF6 and refrigerant leaks; Scope 2 are indirect emissions from operations from purchased energy of electric and gas and line losses; Scope 3 are indirect emissions from our value chain. Joined the U.N.-backed Race to Zero and Business Ambition for 1.5°C campaigns PSE&G’s Clean Energy Future programs approved to invest $2B to decarbonize the NJ economy via Energy Efficiency, EV infrastructure, and AMI Accelerated PSEG’s climate vision for Net Zero GHG emissions to 2030 for scopes 1 & 2 PSEG committed to setting GHG emission targets for scopes 1, 2 and 3 using science-based targets by September 2023 PSEG generating fleet is a Top 10 U.S. producer of carbon-free energy and is coal-free ~$1B of regulated solar investments PSEG 2021 Sustainability and Climate Report * PSEG Diversity, Equity & Inclusion Report * PSEG ESG Performance Report * PSEG ESG Disclosures * Recognition & Memberships

Glossary of Terms

AMI	Automated Metering Infrastructure
BGS	Basic Generation Service
BPU	New Jersey Board of Public Utilities
C&I	Commercial and Industrial
CAIDI	Customer Average Interruption Duration Index
CAGR	Compound Annual Growth Rate
CEF	Clean Energy Future
CEF-EE	Energy Efficiency
CFIO	Carbon-Free, Infrastructure & Other
CIP	Conservation Incentive Program
E	Estimate
EEI	Edison Electric Institute
EROA	Expected Return on Plan Assets
ES II	Energy Strong II
ESG	Environmental, Social and Governance
EPS	Earnings Per Share
EV	Electric Vehicle
FERC	Federal Energy Regulatory Commission
FY	Full Year
GSMP	Gas System Modernization Program
GHG	Greenhouse Gas
HC	Hope Creek
IAP	Infrastructure Advancement Program
IRS	Internal Revenue Service
MSCI	Morgan Stanley Capital International
OSHA	Occupational Safety & Health Administration
OSW	Offshore Wind
PB	Peach Bottom
S	Salem
SAIDI	System Average Interruption Duration Index
SAIFI	System Average Interruption Frequency Index
SF_6	Sulfur Hexafluoride
T&D	Transmission and Distribution
U.N.	United Nations
ZEC	Zero Emission Certificates

PSEG Investor Relations
80 Park Plaza
Newark NJ 07102
PSEG-IR-GeneralInquiry@pseg.com

investor.pseg.com

23

Reconciliation of Non-GAAP Operating Earnings Please see Slide 3 for an explanation of PSEG’s use of Operating Earnings as a non-GAAP financial measure and how it differs from Net Income/(Loss). Effective January 1, 2018, unrealized gains (losses) on equity securities are recorded in Net Income (Loss) instead of Other Comprehensive Income (Loss). Includes the financial impact from positions with forward delivery months. Full year 2022 includes the results for fossil generation sold in February 2022. Fourth quarter and full year 2021 amounts include a pre-tax loss of $298 million for the make-whole premium paid upon the early redemption of PSEG Power's debt and other non-cash debt extinguishment costs. Income tax effect calculated at 28.11% statutory rate for 2018 through 2022 and 40.85% statutory rate for prior years, except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, the additional investment tax credit recapture related to the sale of PSEG Solar Source in 2021, and leveraged lease related activity, which is calculated at a combined leveraged lease effective tax rate. Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the year ended December 31, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. As a result of the use of different denominators for non-GAAP Operating Earnings and GAAP Net Loss, a reconciling line item, “Share Differential,” has been added to the 2021 results to reconcile the two Earnings/(Loss) per share calculations. A

Reconciliation of Non-GAAP Operating Earnings B Includes the financial impact from positions with forward delivery months. Full year 2022 includes the results for fossil generation sold in February 2022. Fourth quarter and full year 2021 amounts include a pre-tax loss of $298 million for the make-whole premium paid upon the early redemption of PSEG Power's debt and other non-cash debt extinguishment costs. Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, the additional ITC recapture related to the sale of PSEG Solar Source in 2021, and leveraged lease related activity, which is calculated at a combined leveraged lease effective tax rate. Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for year ended December 31, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. Please see Slide 3 for an explanation of PSEG’s use of Operating Earnings as a non-GAAP financial measure and how it differs from Net Income/(Loss).